                                                                      Exhibit 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES


                Statement re computation of per share earnings

                Statement of Computations of Earnings per Share



                                          For the Year
                                        Ended December 31
                                  ----------------------------
                                    1997      1996      1995
                                  --------  --------  --------

Net Earnings                       $22,185   $11,730   $10,687
                                   =======   =======   =======

Average common shares
 outstanding                        15,019    15,040    15,040*
                                   =======   =======   =======

Basic and diluted earnings per
 share                             $  1.48   $   .78   $   .71*
                                   =======   =======   =======




         *Adjusted for a 2 for 1 stock split-up effective May 22, 1996